EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D filed herewith is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1)(iii) promulgated pursuant to the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: September 2, 2021

ABU DHABI INVESTMENT AUTHORITY

By:	/s/ KHALED ALKHAJEH
Name: KHALED ALKHAJEH
Title: Authorized Signatory

By:	/s/ SALEM ALDARMAKI
Name: SALEM ALDARMAKI
Title: Authorized Signatory

PLATINUM HAWK C 2019 RSC LIMITED

By:	/s/ MUJEEB QAZI
Name: MUJEEB QAZI
Title: Authorized Signatory

By:	/s/ PROJESH BANERJEA
Name: PROJESH BANERJEA
Title: Authorized Signatory

THE PLATINUM CACTUS A 2019 TRUST

By:	Platinum Hawk C 2019 RSC Limited, Trustee

By:	/s/ MUJEEB QAZI
Name: MUJEEB QAZI
Title: Authorized Signatory

By:	/s/ PROJESH BANERJEA
Name: PROJESH BANERJEA
Title: Authorized Signatory

Classification: Confidential - ADIA and Business Partners

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